As filed with the Securities and Exchange Commission on February 4, 2000.
                                                           Registration No. 333-
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                             ____________________
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                             ____________________

                        eOn Communications Corporation
                       (Formerly Cortelco Systems, Inc.)
               (Name of Registrant as specified in its charter)

            Delaware                              3661                          62-1482176
(State or other jurisdiction of       (Primary Standard Industrial           (I.R.S. Employer
 incorporation or organization)           Classification Code)             Identification No.)

                            4119 Willow Lake Blvd.
                               Memphis, TN 38118
                                (901) 365-7774

  (Address and telephone number of principal executive offices and principal place of business)
                               J. Michael O'Dell
                     President and Chief Executive Officer
                        eOn Communications Corporation
                            4119 Willow Lake Blvd.
                               Memphis, TN 38118
                                (901) 365-7774
           (Name, address and telephone number of agent for service)
                                  Copies to:
        James C. Kitch, Esq.                    Victor A. Hebert, Esq.
         COOLEY GODWARD LLP                 HELLER EHRMAN WHITE & MCAULIFFE
        Five Palo Alto Square                   601 S. Figueroa Street
         3000 El Camino Real                 Los Angeles, California 90017
     Palo Alto, California 94036                    (213) 689-0200
           (650) 843-5000

                             ____________________

     Approximate date of proposed sale to the public: As soon as practicable after the registration statement becomes effective.

                             ____________________

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box.
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering. [X]   333-77021
                                                         -
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

==========================================================================================================================
                                                    CALCULATION OF REGISTRATION FEE
==========================================================================================================================
                                                     Proposed Maximum     Proposed Maximum
Title of Securities to be            Amount to be     Offering Price     Aggregate Offering          Amount of
Registered                           Registerd(1)      Per Share(2)           Price(2)          Registration Fee(3)
--------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value......   690,000            $12.00             $ 8,280,000                $2,186
==========================================================================================================================

(1) Includes 90,000 shares which the Underwriters have the option to purchase to cover over-allotments, if any.
(2) Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(a) under the Securities Act of 1933.
(3) 3,450,000 shares were registered under SEC File No. 333-77021, of which a filing fee of $10,930 was previously paid and an additional amount of $1,346 was previously paid.

================================================================================

                               EXPLANATORY NOTE

     This registration statement relates to the initial public offering of common stock of eOn Communications Corporation contemplated by a Registration Statement on Form S-1 (SEC File No. 333-77021), as amended (the "Prior Registration Statement") and is filed solely to increase the number of shares to be offered in such initial public offering by 600,000 shares plus up to 90,000 additional shares that may be sold pursuant to the Underwriter's overallotment option. The contents of the Prior Registration Statement are hereby incorporated by reference.

                                       1.

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on the 4th day of February, 2000.

                                   eOn Communications Corporation

                                   By:   /s/ J. Michael O'Dell
                                        -----------------------------------
                                        J. Michael O'Dell
                                        President and Chief Executive Officer

                               POWER OF ATTORNEY

In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates stated.

       SIGNATURE                            TITLE                                              DATE
       ---------                            -----                                              ----
       /s/ J. Michael O'Dell                President, Chief Executive Officer and Director    February 4, 2000
-----------------------------------
J. Michael O'Dell                           (Principal Executive Officer)


       /s/ Stephen N. Samp                  Vice President of Finance and Administration       February 4, 2000
-----------------------------------
Stephen N. Samp                             Chief Financial Officer and Secretary
                                            (Principal Financial and Accounting Officer)


       *                                    Chairman of the Board                              February 4, 2000
-----------------------------------
David S. Lee


       *                                    Director                                           February 4, 2000
-----------------------------------
Stephen R. Bowling


       *                                    Director                                           February 4, 2000
-----------------------------------
Robert P. Dilworth


       *                                    Director                                           February 4, 2000
-----------------------------------
Jenny Hsui Theleen


       *                                    Director                                           February 4, 2000
-----------------------------------
W. Frank King

By:  /s/ J. Michael O'Dell
    -------------------------------
     J. Michael O'Dell
     Attorney-in-Fact

                                       2.

                                 EXHIBIT INDEX

  Exhibit
  Number                          Description of Document
  -------                         -----------------------
  1.1*     Form of Underwriting Agreement.
  5.1 Opinion of Cooley Godward LLP and Baker, Donelson, Bearman and Caldwell, a Professional Corporation.
  23.1     Consent of Deloitte & Touche LLP.
  23.2     Consent of Brock and Company, CPA's, P.C.
  23.3     Consent of Cooley Godward LLP. (See Exhibit 5.1)
  24.1*    Power of Attorney.

-------------------------------
* Incorporated by reference from the Registration Statement on Form S-1, as amended (SEC File No. 333-77021).

                                       1.